SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CHOCK FULL O NUTS

          GAMCO INVESTORS, INC.
                                10/07/99            1,920-           11.4375
                                10/07/99           20,053-           11.5000
                                10/07/99          126,210-           11.5311
                                10/06/99           25,684-           11.4375
                                10/06/99          127,838-           11.4524
                                10/06/99           20,000-           11.5000
          GABELLI ASSOCIATES FUND
                                10/07/99            4,900            11.5625
                                10/07/99           10,000            11.5000
                                10/06/99           30,000            11.4792
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/07/99           12,000-           11.5121
                                10/06/99           23,000-           11.3871
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                10/07/99           15,000-           11.5746
               THE GABELLI ASSET FUND
                                10/06/99           15,000-           11.3246












          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.